UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 2, 2010

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492 (Commission File Number)	No. 75-2677995 (IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas (Address of Principal Executive Offices)	77032 (Zip Code)
(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     In connection with the Halliburton Company conference call hosted by Credit Suisse and scheduled to occur today, Halliburton is disclosing the following that is expected to be discussed during the call:
With respect to the status of well control activities relating to the Macondo well:
•	Halliburton continues to devote significant resources to assist BP p.l.c. in well control and relief well operations.

•	Halliburton is providing services to BP in the drilling of the relief wells for which the well owner has set a target completion date of August 2010.
Halliburton is assessing its plans in light of the Gulf of Mexico incident relating to the Deepwater Horizon and the prospective regulatory response, including new Minerals Management Service (“MMS”) rules. Halliburton is engaged in discussions with its customers and anticipates relocating equipment and personnel to other markets as appropriate. In this connection, Halliburton expects that Gulf of Mexico deepwater activity may be in hiatus for at least six months and possibly longer, although there is potential for continuing operations in the Gulf of Mexico under the current MMS rules, both as to shallow water operations and certain well activities such as water injection and workover operations.
With respect to Halliburton’s business in the Gulf of Mexico:
•	Business in the Gulf of Mexico represented approximately 12% of Halliburton’s North American revenues in 2008, approximately 16% in 2009 and approximately 13% in the first quarter of 2010.

•	Approximately 65% of Halliburton’s current Gulf of Mexico business is related to deepwater activities.

•	Over time, Halliburton’s margins in the Gulf of Mexico generally have been less volatile than its United States onshore margins. Generally, Halliburton’s average margins in the Gulf of Mexico have been similar to the average of its United States onshore margins over the last three years.
Halliburton believes that it has performed all work with respect to the well that was being drilled by the Deepwater Horizon in accordance with the well owner’s instructions and that the applicable contracts provide for full indemnification of Halliburton for all potential claims and expenses (other than claims by Halliburton’s employees and with respect to loss or damage to Halliburton’s property). In addition, Halliburton has a general liability insurance program of $600 million subject to retention and other costs of $7 million.
NOTE: The statements in this Current Report on Form 8-K that are not historical statements, including statements regarding target dates for relief wells, anticipated regulations, drilling and drilling services activities in the Gulf of Mexico, and Halliburton’s plans in the Gulf of Mexico and possible international implications are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Halliburton’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: results of litigation and investigations; actions by third parties, including governmental agencies; changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide recession and by the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity, potential adverse proceedings by such agencies; indemnification and insurance matters; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign operations, and foreign exchange rates and controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton’s Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarterly period ended March 31, 2010, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton’s business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY
Date: June 2, 2010	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

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